Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Laurie W. Little

Valeant Pharmaceuticals International, Inc.

949-461-6002

laurie.little@valeant.com

Media:

Renee E. Soto/Meghan Gavigan

Sard Verbinnen & Co.

212-687-8080

rsoto@sardverb.com / mgavigan@sardverb.com

VALEANT PHARMACEUTICALS PRICES OFFERING OF

$1.45 BILLION OF COMMON SHARES

LAVAL, Quebec, March 17, 2015 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) has priced its previously announced registered offering of common shares in the United States (the “Offering”). Pursuant to the Offering, the Company will issue 7,286,432 common shares at a price of $199.00 per share, for aggregate gross proceeds of approximately $1.45 billion. The Company will file with the U.S. Securities and Exchange Commission a final prospectus supplement to its effective shelf registration statement on Form S-3 in connection with the Offering. Closing of the Offering is expected to occur on or about March 27, 2015.

The Company has also granted to the underwriter of the Offering an option, exercisable for a period of 30 days following the date of the final prospectus supplement, to purchase additional common shares equal to up to 15% of the common shares initially sold.

The Company expects to use the net proceeds of the Offering, together with borrowings under the Company’s incremental term loan facilities, the proceeds of an offering of the Company’s senior notes and cash on hand, to fund the purchase price of the previously announced acquisition of Salix Pharmaceuticals, Ltd. (“Salix”), as well as repayments of indebtedness of Salix and certain transaction expenses. The Company intends to use any remaining proceeds for general corporate purposes, including acquisitions and debt repayments.

Deutsche Bank Securities is acting as sole book-running manager for the Offering and HSBC, MUFG, DNB Markets, Barclays, Morgan Stanley, RBC Capital Markets and SunTrust Robinson Humphrey are acting as co-managers for the Offering.

A copy of the final prospectus supplement and accompanying prospectus relating to the Offering in the United States (the “Prospectus”) will be available on EDGAR at www.sec.gov. Alternatively, a copy of the Prospectus, when available, may be obtained from Deutsche Bank Securities Inc., Attention: Prospectus Group at 60 Wall Street, New York, NY 10005-2836, telephone: 1-800-503-4611, email: prospectus.CPDG@db.com. The common shares have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and the common shares may not be offered or sold to any purchaser located or resident in any province or territory of Canada.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Offering is subject to customary stock exchange approvals.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology, and branded generics. More information about Valeant Pharmaceuticals International, Inc. can be found at www.valeant.com.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This press release may contain forward-looking statements, including, but not limited to, our financing plans and the use of proceeds of the proposed Offering, the consummation of the proposed acquisition of Salix, and the repayment and redemption of indebtedness of Salix. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in our most recent annual and quarterly reports and detailed from time to time in our other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, except as required by law.

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